Rule 424b3
File No. 333157160

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
Ten 10 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK, OF
KCOM GROUP PLC
INCORPORATED UNDER THE
LAWS OF GREAT BRITAIN
The Bank of New York Mellon, as
depositary hereinafter called the
Depositary, hereby certifies i that
there have been deposited with the
Depositary or its agent, nominee,
custodian, clearing agency or
correspondent, the securities
described above Shares or evidence
of the right to receive such Shares, ii
that at the date hereof each
American Depositary Share
evidenced by this Receipt represents
the amount of Shares shown above,
and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender
at the Corporate Trust Office of the
Depositary, New York, New York
of this Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the reverse
of this Receipt and in compliance
with applicable laws or
governmental regulations, at Owners
option 1 to delivery at the office of
the agent, nominee, custodian,
clearing agency or correspondent of
the Depositary, to a person
specified by Owner, of the amount
of Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive the
same, and any and all other
securities, cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this
Receipt is registered upon the books
of the Depositary from time to time.
 The Depositarys Corporate Trust
Office is located at a different
address than its principal executive
office. Its Corporate Trust Office is
located at 101 Barclay Street, New
York, New York 10286, and its
principal executive office is located
at One Wall Street, New York, New
York 10286.
1.
RECEIPTS.
This American Depositary Receipt
this Receipt is one of a continuing
issue of American Depositary
Receipts collectively, the Receipts,
all evidencing rights of like tenor
with respect to the Deposited
Securities, and all issued or to be
issued upon the terms and subject to
the conditions herein provided,
which shall govern the continuing
arrangement by the Depositary with
respect to initial deposits as well as
the rights of holders and Owners of
Receipts subsequent to such
deposits.
The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement herein
provided for.
The issuance of Receipts against
deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be withheld,
if such action is deemed necessary
or advisable by the Depositary at
any time and from time to time
because of any requirements of any
government or governmental body
or commission or for any other
reason.  The Depositary assumes no
liability with respect to the validity
or worth of the Deposited
Securities.
2.
TRANSFER OF RECEIPTS.
Until the surrender of this Receipt in
accordance with the terms hereof,
the Depositary will maintain an
office in the Borough of Manhattan,
The City of New York, for the
registration of Receipts and
transfers of Receipts where the
Owners of the Receipts may, during
regular business hours, inspect the
transfer books maintained by the
Depositary that list the Owners of
the Receipts.  The transfer of this
Receipt is registrable on the books
of the Depositary at its Corporate
Trust Office by the holder hereof in
person or by duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for such
purpose.  This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts
into one Receipt, representing the
same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.
 Upon such split or combination not
involving a transfer, a charge will be
made as provided herein.  The
Depositary may close the transfer
books at any time or from time to
time when deemed expedient by it
in connection with the performance
of its duties hereunder.
3.
PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may require any
holder or Owner of Receipts, or any
person presenting securities for
deposit against the issuance of
Receipts, from time to time, to file
such proof of citizenship or
residence and to furnish such other
information, by affidavit or
otherwise, and to execute such
certificates and other instruments as
may be necessary or proper to
comply with any laws or regulations
relating to the issuance or transfer
of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or
of receipts or deposited securities,
and the Depositary may withhold
the issuance or registration of
transfer of any Receipt or payment
of such dividends or delivery of
such property from any holder,
Owner or other person, as the case
may be, who shall fail to file such
proofs, certificates or other
instruments.
4.
TRANSFERABILITY
RECORDOWNERSHIP.
It is a condition of this Receipt and
every successive holder and Owner
of this Receipt by accepting or
holding the same consents and
agrees, that title to this Receipt,
when properly endorsed or
accompanied by proper instruments
of transfer, is transferable by
delivery with the same effect as in
the case of a negotiable instrument
provided, however, that prior to the
due presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat the
person in whose name this Receipt
is registered on the books of the
Depositary as the absolute owner
hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
5.
TAX LIABILITY.
The Depositary shall not be liable
for any taxes or governmental or
other assessments or charges that
may become payable in respect of
the Deposited Securities, but a
ratable part of any and all of the
same, whether such tax, assessment
or charge becomes payable by
reason of any present or future law,
statute, charter provision, bylaw,
regulation or otherwise, shall be
payable by the Owner hereof to the
Depositary at any time on request.
 Upon the failure of the holder or
Owner of this Receipt to pay any
such amount, the Depositary may
sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the
amount represented by this Receipt,
and may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable for
any deficiency.
6.
REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares for
deposit shall be deemed thereby to
represent and warrant that such
Shares and each certificate, if any,
therefor are validly issued, fully
paid and nonassessable, that such
Shares were not issued in violation
of any preemptive or similar rights
of the holders of any securities and
that the person making such deposit
is duly authorized so to do.  Every
such person shall also be deemed to
represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended
the Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such
securities and issuance of Receipts.
This Receipt is issued subject, and
all rights of the holder or Owner
hereof are expressly subject, to the
terms and conditions set forth on
both sides of this Receipt, all of
which form a part of the agreement
evidenced in this Receipt and to all
of which the holder or Owner
hereof by accepting this Receipt
consents.
7.
REPORTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
As of the date of the establishment
of the program for issuance of
Receipts by the Depositary, the
Depositary believed, based on
limited investigation, that the issuer
of the Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English on
its Internet website at
www.kcom.com or another
electronic information delivery
system generally available to the
public in its primary trading market,
in either case in compliance with
Rule 12g32b under the Securities
and Exchange Act of 1934 as in
effect and applicable to that issuer
at that time.  However, the
Depositary does not assume any
duty to determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action if
that issuer is not complying with
those requirements.
The Depositary shall be under no
obligation to give notice to the
holder or Owner of this Receipt of
any meeting of shareholders or of
any report of or communication
from the issuer of the Deposited
Securities, or of any other matter
concerning the affairs of such
issuer, except as herein expressly
provided.  The Depositary
undertakes to make available for
inspection by holders and Owners
of the Receipts at its Corporate
Trust Office, any reports and
communication received from the
issuer of the Deposited Securities
that are both i received by the
Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders of
the Deposited Securities by the
issuer thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities,
except to the extent, if any, that the
Depositary in its sole discretion
elects to both i translate into English
any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners
of the Receipts.  The Depositary has
no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
The Depositary may, in its
discretion, exercise, in any manner,
or not exercise, any and all voting
rights that may exist in respect of
the Deposited Securities.  The
Depositary may, but assumes no
obligation to, notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment
to it of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount of
the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.
DISTRIBUTIONS.
Until the surrender of this Receipt,
the Depositary a shall distribute or
otherwise make available to the
Owner hereof, at a time and in such
manner as it shall determine, any
distributions of cash, Shares or
other securities or property other
than subscription or other rights and
b may distribute or otherwise make
available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of
subscription or other rights, in each
case received with respect to the
amount of Deposited Securities
represented hereby, after deduction,
or upon payment of the fees and
expenses of the Depositary
described in Article 13 below, and
the withholding of any taxes in
respect thereof provided, however,
that the Depositary shall not make
any distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution
is registered under, or is exempt
from or not subject to the
registration requirements of, the
Securities Act of 1933 or any other
applicable law.  If the Depositary is
not obligated, under the preceding
sentence, to distribute or make
available a distribution under the
preceding sentence, the Depositary
may sell such Shares, other
securities, subscription or other
rights, securities or other property,
and the Depositary shall distribute
the net proceeds of a sale of that
kind to the Owners entitled to them,
after deduction or upon payment of
the fees and expenses of the
Depositary described in Article 13
below and the withholding of any
taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional securities,
the Depositary may, in its
discretion, sell the amount of
securities or property equal to the
aggregate of those fractions.  In the
case of subscription or other rights,
the Depositary may, in its
discretion, issue warrants for such
subscription or other rights andor
seek instructions from the Owner of
this Receipt as to the disposition to
be made of such subscription or
other rights.  If the Depositary does
not distribute or make available to
Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights
to lapse.  Sales of subscription or
other rights, securities or other
property by the Depositary shall be
made at such time and in such
manner as the Depositary may deem
advisable.
If the Depositary shall find in its
opinion that any cash distribution is
not convertible in its entirety or with
respect to the Owners of a portion
of the Receipts, on a reasonable
basis into U.S. Dollars available to it
in the City of New York, or if any
required approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars to
the extent possible, at such time and
rates of conversion as the
Depositary shall deem appropriate,
to the Owners entitled thereto and
shall with respect to any such
currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective accounts
of such Owners uninvested and
without liability for interest thereon,
in which case the Depositary may
distribute appropriate warrants or
other instruments evidencing rights
to receive such foreign currency.
9.
RECORD DATES
ESTABLISHED BY
DEPOSITARY.
Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other
than cash shall be made, or
whenever rights shall be offered,
with respect to Deposited Securities,
or whenever the Depositary shall
receive notice of any meeting of
Owners of Deposited Securities, or
whenever it is necessary or
desirable to determine the Owners
of Receipts, the Depositary will fix
a record date for the determination
of the Owners generally or the
Owners of Receipts who shall be
entitled to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to give
instructions for the exercise of
voting rights at any such meeting or
responsible for any other purpose
for which the record date was set.
10.
CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon i any change in nominal value
or any subdivision, combination or
any other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization, sale
of assets substantially as an entirety,
merger or consolidation affecting
the issuer of the Deposited
Securities or to which it is a party,
or iii the redemption by the issuer of
the Deposited Securities at any time
of any or all of such Deposited
Securities provided the same are
subject to redemption, then and in
any such case the Depositary shall
have the right to exchange or
surrender such Deposited Securities
and accept and hold hereunder in
lieu thereof  other shares, securities,
cash or property to be issued or
delivered in lieu of or in exchange
for, or distributed or paid with
respect to, such Deposited
Securities.  Upon any such
exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of
this Receipt in exchange upon
payment of fees and expenses of
the Depositary for one or more new
Receipts of the same form and tenor
as this Receipt, but describing the
substituted Deposited Securities.  In
any such case the Depositary shall
have the right to fix a date after
which this Receipt shall only entitle
the Owner to receive such new
Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited Securities
to the Owners of Receipts, provided
that in the case of any redemption
of less than all of the Deposited
Securities, the Depositary shall
select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of
redemption shall be to receive the
cash, rights and other property
applicable to the same, upon
surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts evidencing
such American Depositary Shares.
11.
LIABILITY OF DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future
law of the United States of America,
any state thereof, or of any other
country, or of any governmental or
regulatory authority, or by reason of
any provision, present or future, of
the charter or articles of association
or similar governing document of
the issuer or of the Deposited
Securities, the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in clause
i above, in the performance of any
act or thing which by the terms of
this Receipt it is provided shall or
may be done or performed, iii by
reason of any exercise of, or failure
to exercise, any discretion provided
for herein, iv for the inability of any
Owner or holder to benefit from
any distribution, offering, right or
other benefit which is made
available to holders of Deposited
Securities but is not made available
to Owners or holders, v for any
special, consequential or punitive
damages for any breach of the
terms of this Receipt or vi arising
out of any act of God, terrorism or
war or any other circumstances
beyond its control.
The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
The Depositary does not assume
any obligation and shall not be
subject to any liability to holders or
Owners hereunder other than
agreeing to act without negligence or
bad faith in the performance of
such duties as are specifically set
forth herein.
The Depositary shall be under no
obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of
the Receipts on behalf of Owners or
holders or any other persons.  The
Depositary shall not be liable for
any action or nonaction by it in
reliance upon the advice of or
information from legal counsel,
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
The Depositary, subject to Article
14 hereof, may itself become the
owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in Receipts
of this issue.
12.
TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
The Depositary may at any time
terminate the agreement evidenced
by this Receipt and all other
Receipts by mailing notice of such
termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the books
of the Depositary, at least thirty
days prior to the date fixed in such
notice for termination.  On and after
such date of termination the Owner
hereof, upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary, will be
entitled to delivery of the amount of
the Deposited Securities represented
hereby upon the same terms and
conditions, and upon payment of a
fee at the rates provided herein with
respect to the surrender of this
Receipt for Deposited Securities and
on payment of applicable taxes and
charges.  The Depositary may
convert any dividends received by it
in cash after the termination date
into U.S. Dollars as herein provided,
and after deducting therefrom the
fees of the Depositary and referred
to herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit of
the Owners of the respective
Receipts.  As to any Receipts not so
surrendered within thirty days after
such date of termination the
Depositary shall thereafter have no
obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities
in such manner as it may determine,
and may thereafter hold uninvested
the net proceeds of any such sale or
sales together with any dividends
received prior to such sale or the
U.S. Dollars received on conversion
thereof, unsegregated and without
liability for any interest thereon, for
the pro rata benefit of the Owners
of the Receipts that have not
theretofore been surrendered for
cancellation, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.  After
making such sale, or if no such sale
can be made after the expiration of
one year from such date of
termination, the Depositary shall be
discharged from all obligations
whatsoever to the holders and
Owners of the Receipts except to
make distribution of the net
proceeds of sale and of such
dividends after deducting all fees,
charges and expenses of the
Depositary or of the Deposited
Securities, in case no sale can be
made, upon surrender of the
Receipts.
13.
CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
The Depositary may charge any
party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party to
whom Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for the
delivery or surrender of Receipts
and deposit or withdrawal of
Shares, ii fees for distributing cash,
Shares or other property received in
respect of Deposited Securities, iii
taxes and other governmental
charges, iv registration or custodial
fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The Depositarys
fees and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest schedule of fees and
charges to any party requesting it.
The Depositary may charge fees for
receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of Receipts,
for splits or combinations of
Receipts, for distribution of each
cash or other distribution on
Deposited Securities, for sales or
exercise of rights, or for other
services performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest fee schedule to any party
requesting it.
14.
PRERELEASE OF RECEIPTS.
Notwithstanding any other provision
of this Receipt, the Depositary may
execute and deliver Receipts prior
to the receipt of Shares PreRelease.
The Depositary may deliver Shares
upon the receipt and cancellation of
Receipts which have been
PreReleased, whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.  The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will
be a preceded or accompanied by a
written representation from the
person to whom Receipts or Shares
are to be delivered that such person,
or its customer, owns the Shares or
Receipts to be remitted, as the case
may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable by
the Depositary on not more than
five 5 business days notice, and d
subject to such further indemnities
and credit regulations as the
Depositary deems appropriate.  The
number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will
not normally exceed thirty percent
30% of the Shares deposited with
the Depositary provided, however,
that the Depositary reserves the right
to change or disregard such limit
from time to time as it deems
appropriate.
The Depositary may retain for its
own account any compensation
received by it in connection with the
foregoing.
15.
COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this
Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a manner
which would violate the United
States securities laws including, but
not limited to, Section 1A1 of the
General Instructions to the Form F6
Registration Statement, as amended
from time to time, under the
Securities Act of 1933.
16.
GOVERNING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
This Receipt shall be interpreted and
all rights hereunder and provisions
hereof shall be governed by the
laws of the State of New York.
All actions and proceedings brought
by any Owner or holder of this
Receipt against the Depositary
arising out of or relating to the
Shares or other Deposited
Securities, the American Depositary
Shares or the Receipts, or any
transaction contemplated herein,
shall be litigated only in courts
located within the State of New
York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT
IT MAY HAVE TO A TRIAL BY
JURY IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF
OR RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE
RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.
AMENDMENT OF RECEIPTS.
The form of the Receipts and the
agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become effective
as to outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners of
outstanding Receipts provided,
however, that such thirty 30 days
notice shall in no event be required
with respect to any amendment
which shall impose or increase any
taxes or other governmental
charges, registration fees, cable,
telex or facsimile transmission
costs, delivery costs or other such
expenses. Every Owner and holder
of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to be
bound by the agreement created by
Receipt as amended thereby. In no
event shall any amendment impair
the right of the Owner of any
Receipt to surrender such Receipt
and receive therefor the amount of
Deposited Securities represented by
the American Depositary Shares
evidenced thereby, except in order
to comply with mandatory
provisions of applicable law.